UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT - APRIL 4, 2003
                        (Date of Earliest Event Reported)

                                   WICKES INC.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 1-14967
                                               -------


         Delaware                                             36-35544758
---------------------------                           --------------------------
  (State of Incorporation)                                 (I.R.S. Employer
                                                           Identification No.)


706 North Deerpath Drive, Vernon Hills, Illinois                  60061
------------------------------------------------           ------------------
   (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:           (847) 367-3400

Item 5.        Other Events.

               On April 4, 2003, Wickes Inc. issued the attached press release announcing the acquisition of Wickes common stock by Imagine Investments, Inc. and the resignation of J. Steven Wilson as Chairman and Chief Executive Officer of Wickes. The press release is filed as Exhibit 99.1 and incorporated by reference herein. In addition, in a development unrelated to the matters described in the press release, Wickes received a letter dated March 24, 2003 from, Albert Ernest, Jr., a director of Wickes since 1993, resigning from the Company's Board of Directors. Mr. Ernest's resignation was not the result of a disagreement with the Company.


Item 7.        Financial Statements and Exhibits.
               (c)      Exhibits
                        99.1 Press Release dated April 4, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:    April 7, 2003


                                                 WICKES INC.



                                                By:  /S/ James Hopwood
                                                ----------------------
                                                         James Hopwood
                                                         Chief Financial Officer

Note 19.       Subsequent Events.

               The Company has been informed that on April 4, 2003 Imagine Investments, Inc. acquired 2,797,743 shares of common stock from Riverside Group Inc. and an option to purchase an additional 53,700 shares. As of such date, Imagine and its affiliates beneficially owned approximately 51% of the Company's outstanding common stock. In connection with this transaction, J. Steven Wilson resigned as the Chairman and Chief Executive Officer of the Company effective immediately, and entered into an agreement with the Company which provides for a payment to him for certain compensation.

                                 March 24, 2003




          Mr. Steve Wilson
          Chairman & CEO
          Wickes,Inc.
          706 N.  Deerpath  Drive
          Vernon Hills, IL 60061

          Dear Steve:

          As a result of recent favorable developments which have enabled Wickes to significantly strengthen its capital structure, I am taking this opportunity to resign from the Board of Directors to pursue personal interests.

          As you know, it was my desire to get off boards in 2000 - my 70th year
          - and I did in fact leave four public company boards at that time. However, you urged that I stay at Wickes and continue the effort that you and the board had undertaken to work for the kind of improvement we have seen recently.

          Accordingly, please accept this as my resignation to be effective immediately.

          With all good wishes for continued progress, I am

          Sincerely,


          /S/ Albert Ernest, Jr.
          ----------------------
              Albert Ernest, Jr.

Exhibit 99.1

                                                                     WICKES INC.
                                                        706 NORTH DEERPATH DRIVE
                                                          VERNON HILLS, IL 60061
                                                                  NASDAQSC: WIKS

AT THE COMPANY:
Jim Hopwood
Chief Financial Officer
(847) 367-3552


FOR IMMEDIATE RELEASE
FRIDAY, APRIL 4, 2003

                              WICKES INC. ANNOUNCES
                     SENIOR MANAGEMENT AND OWNERSHIP CHANGES

              COMPANY IN DISCUSSIONS WITH IMAGINE INVESTMENTS, INC.
                   FOR ESOP TO PURCHASE AN INTEREST IN WICKES


Vernon Hills, IL, April 4, 2003 - Wickes Inc. (NASDAQSC:WIKS), today announced it has been informed that Imagine Investments, Inc. acquired 2,797,743 common shares of Wickes Inc. owned by Riverside Group Inc. (OTCBB:RSGI) as well as an option to acquire an additional 53,700 shares of Wickes owned by Riverside. According to the parties, the transaction included Imagine canceling Riverside debt at a rate of $5.00 per Wickes common share plus an opportunity for Riverside to participate in the future appreciation of Wickes shares. Imagine Investments, Inc. and its affiliates now own approximately 51 percent of Wickes outstanding common stock.

J. Steven Wilson, Chairman and CEO of Riverside Group Inc., has served as the Chairman and CEO of Wickes since 1991, shortly after Riverside became a substantial shareholder of Wickes. In light of Riverside disposing of its entire ownership interest in Wickes, Mr. Wilson has entered into an agreement with the company and has resigned his position as Wickes Chairman and CEO effective immediately.

Mr. Wilson stated, "I have enjoyed working with everyone connected with Wickes over the years including my fellow associates, the customers and the vendors and wish them the best success in the future."

Imagine Investments, Inc. believes that Wickes has a great name and a strong management team already in place. And, since the Wickes Board of Directors already consists of high caliber individuals, Imagine has no plans to change the Wickes Board composition.

Robert E. Mulcahy III, a director since 1988, has been appointed Chairman of Wickes Inc. In addition, the Wickes Board of Directors established an Executive Management Committee consisting of James R. Detmer, Senior Vice President of Distribution, Logistics and Manufacturing; Jimmie J. Frank, Senior Vice President of Merchandising and Sales and James A. Hopwood, Senior Vice President and Chief Financial Officer. The Executive Management Committee will oversee the Company's operations on a day-to-day basis.

Mr. Mulcahy stated, "The Wickes Board of Directors appreciates the innovation and leadership Steve Wilson provided over the last twelve years. His many contributions have helped Wickes to redefine itself with a sound business plan for the future. Steve will be missed; however, we have every confidence in the core management team he has developed and in the dedication of every Wickes associate around the country."

Commenting on the future direction of the Company, James A. Hopwood, Wickes Chief Financial Officer, added, "Wickes already has a solid business plan in place. Some changes will occur as we refine our plans; however, expect to see every employee focused on servicing and growing our core building materials business while we work to eliminate all distractions from our goal of increasing sales and profitability. We are also pleased that the Board is considering establishing an Employee Stock Ownership Plan which would enable the employees of Wickes to purchase over time a controlling interest in the Company from either Imagine, other shareholders or the issuance of new shares."

Wickes Inc. is a leading distributor of building materials and manufacturer of value-added building components in the United States, serving primarily building and remodeling professionals. The Company distributes materials nationally and internationally, operating building centers in the Midwest, Northeast and South. The Company's building component manufacturing facilities produce value-added products such as roof trusses, floor systems, framed wall panels, pre-hung door units and window assemblies. Wickes Inc.'s web site, www.wickes.com, offers a full range of valuable services about the building materials and construction industry.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company's ability to control. The Company cautions shareholders and prospective investors that the following factors may cause actual results to differ materially from those indicated by the forward-looking statements: costs of materials sold; changes in selling prices; competition within the building materials supply industry; the effects of economic conditions; as well as other factors set forth in the Company's Form 10-K and other documents, which are on file with the Securities and Exchange Commission.